                                                                    EXHIBIT 10.2

                         SALES DISTRIBUTION AGREEMENT
                         ----------------------------


     THIS AGREEMENT is made and entered into as of the 16th day of August, 1995,
                                                       ----        ------
by and between CARRINGTON LABORATORIES, INC., a Texas corporation
("Carrington"), and CHINESE ACADEMY OF SCIENCES ("Academy").


                             W I T N E S S E T H :

     WHEREAS, Carrington is engaged in the business of manufacturing, selling and distributing certain pharmaceutical products and is desirous of establishing a competent distribution source for sales of such products in The Peoples Republic of China (defined in Article I hereof as the Territory); and

     WHEREAS, the Academy is desirous of aggressively distributing such products in the Territory and is willing and able to provide a competent distribution organization in the Territory, and the Academy desires to be Carrington's exclusive sales distributor for such products in the Territory;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

Article 1.  Definitions
---------   -----------

     1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

     (a) "Products" shall mean the veterinary products manufactured by or for Carrington set forth on Exhibit A hereto. Carrington may, in its sole
                                  ---------
          discretion from time to time, add veterinary products to, and delete products from, Exhibit A to take into account the development,
                         ---------
          modification or discontinuance by Carrington of veterinary products.

     (b) "Territory" shall mean the following countries: The Peoples Republic of China.

Article 2.  Appointment
---------   -----------

     2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints the Academy as Carrington's sales distributor in the Territory for the sale of Products, and the Academy hereby accepts such appointment. As sales distributor in the Territory, the Academy shall, subject to the terms and conditions of this Agreement, have the right to sell Products in the Territory, but shall have no right to sell Products outside the Territory. During the term of this Agreement, Carrington agrees not to appoint any other persons as distributors for the Products in the Territory nor directly sell any Products within the Territory. Furthermore, in case of inquiries for Product Sales from the Territory, directly to Carrington, Carrington shall forward such inquiries to the Academy for further handling.

     2.2 In a manner reasonably satisfactory to Carrington, and at the Academy's sole expense, the Academy agrees to (a) make all declarations, filings, and registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory, (b) devote its best efforts to the diligent promotion, marketing, sale and distribution of the Products in the Territory, (c) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in the Territory and (d) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with respect to the Products and careful attention to customers' requirements for all Products, (e) promptly assign back to Carrington any product registrations in the Territory upon termination of Agreement.

     2.3 In a manner reasonably satisfactory to the Academy and Carrington, Carrington agrees to provide mutually agreed upon quantities of Products to the Academy for testing the Products at the beginning of the three (3) month period (the "Initial Period") after the first purchase order is accepted by Carrington. This Initial Period shall commence when the Academy receives the relevant approval indicated in 2.2 and submits its first order to Carrington. Nevertheless, the Academy will use best efforts to start the test as soon as possible after signing the Agreement. Carrington agrees to provide reasonable, mutually agreed upon quantities at a 50% price discount from the Carrington Price List attached after receiving positive results from the initial test and obtaining all approvals and authorizations indicated above. The payment for the Products for this additional period will be made at the trial sale. The payment for the Products sold for this additional period shall be made with the placement of the formal order under the price list for the China Market after the conclusion of the initial three (3) month period.

     2.4 Carrington will provide the Academy, without direct charge from Carrington, with such (i) reasonable sales personnel training in relation to the Products in Irving, Texas and (ii) a reasonable amount of promotional Product literature of Carrington, as the Academy may request from time to time. The Academy will be responsible for any travel, hotel or other related charges associated with the training. Carrington agrees that it will be responsible for any of its direct expenses associated with travel, lodging or meals by Carrington employees to China.

     2.5 Carrington and the Academy will mutually agree upon the holding of a Seminar in Beijing, China after an agreement is reached on the minimum sales for the first contract year.

     2.6 Carrington agrees to consider the establishment of a manufacturing facility in China, based upon appropriate Product sales and profitability of its operations in China. This manufacturing facility may be in joint venture with appropriate Chinese partners.

     2.7 During the term of this Agreement, Both Parties shall be considered independent contractors and neither shall not be considered a partner, employee, agent or servant of the other. As such, neither party has the authority of any nature whatsoever to bind the other or incur any liability for or on behalf of the other or to represent itself as anything other than a sales distributor and independent contractor or supplier, as the case may be.

Article 3.  Certain Performance Requirements
---------   --------------------------------

     3.1 The Academy agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. The Academy will not, under any circumstances, either directly or indirectly through third parties, promote, market, sell, distribute or ship Products within or to, or for ultimate use within, the United States or any place outside the Territory.

     3.2 In order to assure Carrington that the Academy is not repatriating Products to the United States or elsewhere outside the Territory, the Academy agrees that upon request from Carrington. Carrington may examine, and copy at the Academy's headquarters:

     (a)  All invoices related to the sale of Products by the Academy;

     (b) All sales reports on the number and price of units of each Product sold;

     (c)  All monthly inventory reports of the Products; and

     (d) The Academy also agrees that Carrington may mark for identification all Products sold by Carrington to the Academy hereunder.

     3.3 The Academy shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market segments. The Academy shall maintain all its inventory of Products clearly segregated and meeting all storage and other required standards of all applicable governmental authorities. All such inventory shall be subject to inspection by Carrington or its agents at all reasonable times.

     3.4 The Academy shall provide a report to Carrington no later than January 15 and July 15 of each year regarding the previous six-month period ended December 31 and June 30, respectively. The report shall contain (i) reports on sales of Products by the Academy during such six-month period, by Product, and including information on the number and price of units sold, (ii) a current list of customers and (iii) any other information that the Academy believes would be useful to Carrington or that Carrington may reasonably request.

     3.5 The Academy shall be responsible for and shall collect all governmental and regulatory sales and other taxes, charges and fees that may be due and owing upon sales by the Academy of Products. Upon written request from the Academy, Carrington shall provide the Academy with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

     3.6 All Products shall be packaged, labeled, advertised, marketed, sold and distributed by the Academy in compliance with the rules and regulations of the applicable governmental authority within the Territory in which the Products are marketed, as amended from time to time, and all other applicable laws, rules and regulations.

     3.7 The Academy agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington and from the applicable governmental authority.

     3.8 The Academy shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing.

     3.9 The Academy agrees that Carrington shall have the right to inspect the Academy's facilities at all reasonable times to ensure the Academy's compliance with the provisions of this Agreement.

     3.10 The Academy will actively and aggressively promote the sale of the Products to all customers and potential customers within the Territory. The Academy agrees not to market, sell or distribute to any customers or potential customers in the Territory any wound care, skin care, incontinence care or other pharmaceutical products that compete with any of the Products.

Article 4.  Sale of Products by Carrington to The Academy
---------   ---------------------------------------------

     4.1 Subject to the terms and conditions of this Agreement, including specifically Article 4.6 hereof, Carrington shall sell to the Academy its requirements for the Products at a price for each Product (the "Contract Price") which represents a mutually agreed upon discount from Carrington's distributor price for the Territory for such Product as set forth in Carrington's published distributor price list (the "Published Price List"). For orders placed by the Academy during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such
                                           ---------
exhibit opposite each Product. At least 60 days prior to the end of each 12-month period of the term of this Agreement, the parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term. Carrington reserves the right to change its distributor prices for Products as set forth in the Published Price List at any time and from time to time for the next 12 month period. However, any price changes shall be discussed and negotiated in relation to the specified minimum and if no agreement is reached, the Academy has no obligation to purchase products from Carrington.

     4.2 Carrington shall sell the same products to the Academy as it manufactures and sells in the United States; provided however, the parties may agree to produce Chinese labels and other product information once a sufficient quantity of products is ordered.

     4.3 As consideration for its appointment as exclusive sales distributor entitled to a Product discount, the Academy agrees to purchase from Carrington, during each 12-month period of the term of this Agreement, commencing with the 12-month period beginning January 1, 1996 or such other date as mutually agreed upon, at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Amount"). For the first 12-month period of the term of this Agreement, the Specified Minimum Amount shall be agreed upon at lease sixty days prior to January 1, 1996 or such other date as mutually agreed upon. If no amount is reached, this Agreement shall no longer be exclusive. The Specified Minimum Amounts for each subsequent 12-month period shall be determined by mutual agreement of the parties prior to the beginning of such period based on the Academy's reasonable, good faith projections of future sales growth and such other factors as the parties may deem relevant.

     4.4 The Academy shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased.
The minimum order shall be 100 cases of one or assorted Products. Orders are subject to by Carrington's consent. All purchases shall be spaced in a reasonable manner. The Academy shall pay all invoices in full prior to shipment pursuant to Article 17 hereafter. The Academy shall pay directly or reimburse Carrington for all applicable taxes, assessments, duties, charges and fees, however designated (including import and export charges), imposed by any taxing or other governmental authority (including United States authorities), by reason of the sale and delivery by Carrington, and purchase by the Academy, of Products hereunder, except for any taxes based upon Carrington's income. Carrington shall give the Academy notice of these charges prior to delivery. If the Academy refuses to pay for such charges, no shipment shall be made hereunder. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

     4.5 Carrington shall not be obligated to ship Products to the Academy at any time when payment of an amount owed by the Academy is overdue or when the Academy is otherwise in breach of this Agreement.

     4.6 All shipments of Products to the Academy will be packaged in accordance with Carrington's standard packaging procedures and shall be suitable for long distance by air or sea with the appropriate handling information agreed to by the Parties.. All Contract Prices are F.O.B., Carrington's facility, Dallas or Irving, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to the Academy upon delivery of such Products by Carrington to the carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery.

     4.7 Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by the Academy under this Agreement. However, if necessary in the best judgment of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including the Academy, on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

     4.8 Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at the time of shipment to the Academy hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. the Academy shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 4.8 or that is inconsistent with the policies or publications of Carrington relating to the Products.

     THE ACADEMY'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT THE ACADEMY'S OPTION. CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO THE ACADEMY OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

     THE ACADEMY SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CARRINGTON AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR CONNECTED WITH (I) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS BY THE ACADEMY OR ANY OTHER PARTY, (II) ANY BREACH BY THE ACADEMY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (III) ANY ACTS OR OMISSIONS ON THE PART OF THE ACADEMY OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND THE ACADEMY'S AUTHORIZATION GRANTED HEREIN.

     4.9 Credits on defective Products by the Academy will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method.

     4.10 Carrington shall provide the Academy evidence of its standard liability coverage and certificate of insurance and shall endeavor to have the Academy included in a Third Party beneficiary thereunder.

Article 5.  Term and Termination
---------   --------------------

     5.1 The initial term of this Agreement shall be for a period of five (5) years from the date of this Agreement. After such initial term, this Agreement shall be automatically extended for an additional term of three (3) years, unless this Agreement is terminated at the end of the initial five-year term by written notice given by either party to the other party not less than six months prior to the end of such initial term. Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this
Article 5.

     5.2 Regardless of Article 5.1, either party hereto may terminate this Agreement effective at any time after January 1, 1998, by giving the other party at least six months' prior written notice of termination.

     5.3 Either Party has the absolute right to terminate this Agreement if the other parties fails to perform or breaches, in any material respect, any of the terms or provisions of this

Agreement. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by the Academy, the Academy understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this
Article 5.3, if:

          (i) The Academy fails or refuses to pay to Carrington any sum when due;

          (ii) The Academy breaches any provision of Article 2.2, 3.1, 3.3, 3.6, 3.8, 3.10, 4.4, 4.8, 6 or 7; or

          (iii) The Academy fails to purchase the Specified Minimum Amount of Product for any required period.

     5.4 Either Party has the absolute right to terminate this Agreement in the event the other shall become insolvent, or if there is instituted by or against the other procedures in bankruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other loses any franchise or license to operate its business as presently conducted in any part of the Territory.

     5.5 This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 4.1 and 4.3 hereof if the parties are unable to agree upon the Contract Prices or the Specified Minimum Amount for the next 12-month period of the term.

     5.6 During the one-year period following termination of this Agreement, any inventory of Products held by the Academy at the termination of this Agreement may be sold by the Academy to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing the Academy's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington may buy back, if the Academy agrees but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to the Academy. Carrington shall give first priority to buying back such inventory.

     5.7 The termination of this Agreement shall not impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 4.8, 6, 7 and 15 and the rights and obligations of the parties thereunder shall survive the termination of this Agreement for a period of three (3) years.

Article 6.  Trademarks and Trade Names
---------   --------------------------

     6.1 All trademarks, trade names, service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property relating to the Products, are the sole and exclusive property of Carrington or its affiliates. Carrington hereby grants the Academy permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in its sole discretion, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and the Academy shall be obligated to do the same.

     6.2 The Academy agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Academy may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols. In addition, the Academy may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

     6.3 In the event of any infringement of, or challenge to, the Academy's use of any Trademark, the Academy is obligated to notify Carrington immediately, and Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

     6.4 In the event of the termination of this Agreement for any reason, the Academy's right to use the Trademarks shall cease, and the Academy shall cease using such Trademarks at such time as the Academy's inventory of Products has been sold. The Academy shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the premises of the office(s) of the Academy and any of the advertising of the Academy used in connection with Products.

     6.5 In the event of a breach or threatened breach by the Academy of the provisions of this Article 6, Carrington shall be entitled to all legal remedies including an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 6, including the recovery of damages from the Academy.

Article 7.  Confidential Information
---------   ------------------------

     7.1 The Academy recognizes and acknowledges that the Academy will have access to confidential information and trade secrets of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with Carrington. Other than as is necessary to perform the terms of this Agreement, the Academy shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by the Academy of the provisions of this
Article 7, Carrington shall be entitled to an injunction restraining the Academy from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 7, including the recovery of damages from the Academy.

Article 8.  Force Majeure
---------   -------------

     8.1 Each party shall have any liability hereunder if it shall be prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of Nature or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), and either party's obligations, so far as may be necessary, shall be suspended during the period of such Force Majeure and shall be canceled in respect of such Products as would have been sold hereunder but for such suspension. Either party shall give to the other prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon a party's obligations under this Agreement.

Article 9.  Amendment
---------   ---------

     9.1 No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either party hereto unless reduced to writing and executed by the duly authorized representative of each party.

Article 10.  Entire Agreement
----------   ----------------

     10.1 This Agreement shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the parties, their officers, directors or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation or oral information given to it by any representative of the other party. In case of dispute, arbitration, or other proceedings, the arbiter or other presiding party shall attempt to equally utilize both the English and Chinese versions of this agreement, but in case of conflict between the two, the English version shall control.

Article 11.  Assignment
----------   ----------

     11.1 Neither this Agreement nor any of the rights or obligations of the Academy hereunder shall be assigned by the Academy without the prior written consent of Carrington, executed by a duly authorized officer of Carrington.

Article 12.  Governing Law
----------   -------------

     12.1 It is expressly agreed that the validity, performance and construction of this Agreement will be governed by the laws of the State of Texas, United States of America.

Article 13.  Notices
----------   -------

     13.1 Any notice required or permitted to be given under this Agreement by one of the parties to the other shall be given for all purposes by delivery in person, registered air-mail, postage prepaid, return receipt requested, or by fax addressed to:

     (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038, attention Chris Record, or at such other address as Carrington shall have theretofore furnished in writing to the Academy. (Fax No. 214-518-1020)

     (b)  The Academy at: ____________ attention ________________, or at such other address as the Academy shall have theretofore furnished in writing to Carrington. (Fax No. ______________)

Article 14.  Waiver
----------   ------

     14.1 Either parties failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall not be considered a waiver of such provisions or rights or in any way affect the validity of same. Either parties exercise of any of its rights shall not preclude or prejudice it thereafter from exercising the same or any other right it may have, irrespective of any previous action by it.

Article 15.  Arbitration
----------   -----------

     15.1 Except as provided in Articles 6.5 and 7.1, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any party may submit such a dispute, controversy or claim to arbitration. After the failure to settle disputes by friendly negotiation, the arbitration proceeding shall be held at the location of the non-instituting party in the English language and shall be governed by the rules of the American Arbitration Association (the "AAA") as amended from time to time. Any procedural rule not determined under the rules of the AAA shall be determined by the laws of the State of Texas, other than those laws that would refer the matter to another jurisdiction.

     A single arbitrator shall be appointed by unanimous consent of the parties. If the parties cannot reach agreement on an arbitrator within 45 days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the AAA, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the AAA is unable to appoint, or fails to appoint, an arbitrator within 90 days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each party within the 30 days of being required to do so, and the third promptly selected by the two arbitrators selected by the parties.

     The arbitrators shall announce the award and the reasons therefor in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the AAA (if any) shall be divided equally among the parties to the arbitration.

Article 16.  No Inconsistent Actions
----------   -----------------------

     16.1 Each party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 4.6 and 8 hereof, will promptly do all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

Article 17.  Currency of Account
----------   -------------------

     17.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by the Academy to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or
(ii) in the form of a bank cashier's check payable to the order of Carrington.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written and it shall be effective upon receipt of the mutually agreed upon and certified Mandarin version by both parties.

                                        CARRINGTON LABORATORIES, INC.



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                        CHINESE ACADEMY OF SCIENCES



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________